EX-33.13


PARK BRIDGE LENDER SERVICES LLC


February 7, 2014


RE: Management's Report on Assessment of 2013 Compliance by Park Bridge Lender Services LLC with Regulation AB Servicing Criteria

Park Bridge Lender Services LLC (the "Asserting Party") is responsible for assessing its compliance, as of and for the period ended December 31, 2013, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The transactions covered by this assertion are those transactions processed by the Asserting Party in its capacity as trust or operating advisor for the asset-backed securities transactions listed in Exhibit B hereto
(the "Platform").

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance. The full outline of the Asserting Party's contractually applicable servicing criteria under various securitization pooling and servicing agreements can be found in Exhibit A attached hereto.

Based on its assessment, the Asserting Party believes that, as of and for the periods the contractual obligations existed in calendar year ending December 31, 2013, the Asserting Party has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its trust or operating advisor role with respect to the Platform, except for servicing criteria 1122(d)(1)(i-iv), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv),
1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect the Platform (the "applicable servicing criteria").

Curcio, Wieselthier & Cohen CPAs, PC, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.


Signed:

/s/ David M. Rodgers

David M. Rodgers
Managing Member


560 LEXINGTON AVENUE, 17TH FLOOR, NEW YORK, NY 10022
WWW.PARKBRIDGEFINANCIAL.COM


(page)


Exhibit A

Regulation AB Section 229.1122(d) Servicing Criteria


Regulation AB      Servicing Criterion                           Performed by                Not Applicable to
Reference                                                        Park Bridge ^1              Park Bridge^2
1122(d)(1)(i)      Policies and procedures are instituted                                    X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities                                      X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the transaction                                       X
                   agreements to maintain a backup servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                                            X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

1122(d)(2)(i)      Payments on pool assets are deposited                                     X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts within no more than two
                   business days of receipt, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on                                   X
                   behalf of an obligor or to an investor
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                                           X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances are made,
                   reviewed and approved as specified in
                   the transaction documents

1122(d)(2)(iv)     The related accounts for the                                              X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at                                   X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Section
                   240.13k-1(b)(1) of this chapter.

1122(d)(2)(vi)     Unissued checks were safeguarded so as                                    X
                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a                                         X
                   monthly basis for all asset-backed
                   securities-related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations: (A) are mathematically
                   accurate; (B) are prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) are reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(i)(A)   Reports to investors, including those         X
                   to be filed with the Commission, are
                   maintained in accordance with the


(page)



Regulation AB      Servicing Criterion                           Performed by                Not Applicable to
Reference                                                        Park Bridge ^1              Park Bridge^2
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports are prepared in accordance
                   with time frames and other terms set
                   forth in the transaction agreements.

1122(d)(3)(i)(B)   Reports to investors, including those         X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements.

1122(d)(3)(i)(C)   Reports to investors, including those         X^3                         X^4
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports are filed with the Commission
                   as required by its rules and regulations.

1122(d)(3)(i)(D)   Reports to investors, including those         X^3                         X^4
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports agree with investors or the
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated                                    X
                   and remitted in accordance with
                   time frames, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                                     X
                   posted within two business days to the
                   servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                                     X
                   investor reports agree with canceled
                   checks, or other form of payment, or
                   custodial bank statements

1122(d)(4)(i)      Collateral or security on pool assets                                     X
                   is maintained as required by the
                   transaction agreements or related
                   pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are                                     X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions                                  X
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any                                    X
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the applicable servicer's obligor records
                   maintained no more than two business days
                   after receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related pool asset documents.

1122(d)(4)(v)      The servicer's records regarding the                                      X
                   pool assets agree with the servicer's
                   records with respect to an obligor's
                   unpaid principal balance

1122(d)(4)(vi)     Changes with respect to the terms or                                      X
                   status of an obligor's pool assets (e.g.,
                   loan modifications or re-agings) are made,
                   reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions           X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures


(page)



Regulation AB      Servicing Criterion                           Performed by                Not Applicable to
Reference                                                        Park Bridge ^1              Park Bridge^2
                   and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   time frames or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts                                    X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates                                    X
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for                                     X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool asset
                   documents and state laws; and (C) such
                   funds were returned to the obligor within
                   30 calendar days of full repayment of the
                   related pool asset, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor                                     X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                                             X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                                        X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
                   agreements

1122(d)(4)(xiv)    Delinquencies, charge-offs and                                           X
                   uncollectible accounts are recognized
                   and recorded in accordance with the
                   transaction agreements

1122(d)(4)(xv)     Any external enhancement or other                                         X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.



^1 The criteria in the column "Performed by Park Bridge" and marked with an "X" is applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.

^2 The criteria in the column "Not Applicable to Park Bridge" and marked with an "X" was not within the scope of the Asserting Party's duties in the Transactions.

^3 Applicable to the COMM 2012-LC4, COMM 2012-CCRE2, COMM 2012-CCRE4,
   COMM 2012-CCRE5, COMM 2013-LC6, COMM 2013-CCRE7, COMM 2013-CCRE9, COMM 2013-LC13, and COMM 2013-CCRE11 Transactions only.

^4 Not applicable to Transactions other than the Transactions identified in Note
   3 above.


(page)


Exhibit B

Asserting Party's 2013 Servicing Platform by Issuer and Master Servicer


Depositor                       Name of Securitization                          Master Servicer                 Period of Service
Deutsche Mortgage & Asset       COMM 2012-LC4 Commercial Mortgage               Wells Fargo Bank,               January 1, 2013-
Receiving Corporation           Pass-Through Certificates                       National Association            December 31, 2013

Deutsche Mortgage & Asset       COMM 2012-CCRE2 Commercial                      Wells Fargo Bank,               January 1, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              National Association            December 31, 2013

UBS Commercial Mortgage         UBS-Barclays Commercial Mortgage                Midland Loan                    January 1, 2013-
Securitization Corp.            Trust 2012-C3, Commercial Mortgage              Services, a division of         December 31, 2013
                                Pass-Through Certificates, Series 2012-C3       PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset       COMM 2012-CCRE4 Commercial                      Wells Fargo Bank,               January 1, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              National Association            December 31, 2013

Deutsche Mortgage & Asset       COMM 2012-CCRE5 Commercial                      Midland Loan                    January 1, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              Services, a division of         December 31, 2013
                                                                                PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset       COMM 2013-LC6 Commercial                        Midland Loan                    January 30, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              Services, a division of         December 31, 2013
                                                                                PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset       COMM 2013-CCRE6 Commercial                      Wells Fargo Bank,               March 7, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              National Association            December 31, 2013

J.P. Morgan Chase               JPMCC 2013-C10 Commercial                       Midland Loan                    March 14, 2013-
Commercial Mortgage             Mortgage Pass-Through Certificates              Services, a division of         December 31, 2013
Securities Corp.                                                                PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset       COMM 2013-CCRE7 Commercial                      Midland Loan                    April 23, 2013-
Receiving Corporation           Mortgage Pass-Through Certificates              Services, a division of         December 31, 2013
                                                                                PNC Bank, National
                                                                                Association

Barclays Commercial Mortgage     UBS-Barclays Commercial                        Midland Loan                    April 25, 2013-
Securities LLC                   Mortgage Trust 2013-C6                         Services, a division of         December 31, 2013
                                 Commercial Mortgage Pass-Through               PNC Bank, National
                                 Certificates, Series 2013-C6                   Association

Deutsche Mortgage & Asset        COMM 2013-CCRE8 Commercial                     Midland Loan                    June 13, 2013-
Receiving Corporation            Mortgage Pass-Through Certificates             Services, a division of         December 31, 2013
                                                                                PNC Bank, National
                                                                                Association

Morgan Stanley Capital I Inc.    Morgan Stanley Bank of America   .             Midland Loan                    July 2, 2013-
                                 Merrill Lynch Trust 2013-C10                   Services, a division of         December 31, 2013
                                 Commercial Mortgage Pass-Through               PNC Bank, National
                                 Certificates, Series 2013-C10                  Association

Deutsche Mortgage & Asset        COMM 2013-CCRE9 Commercial                     KeyCorp Real Estate             July 10, 2013-
Receiving Corporation            Mortgage Pass-Through                          Capital Markets, Inc.           December 31, 2013
                                 Certificates

Wells Fargo Commercial           Wells Fargo Commercial                         Wells Fargo Bank,               July 30, 2013-
Mortgage Securities, Inc.        Mortgage Trust Pass-Through                    National Association            December 31, 2013
                                 Certificates, Series 2013-LC12

Deutsche Mortgage & Asset        COMM 2013-CCRE10 Commercial                    Wells Fargo Bank,               August 13, 2013-
Receiving Corporation            Mortgage Pass-Through                          National Association            December 31, 2013
                                 Certificates

Deutsche Mortgage & Asset        COMM 2013-LC13 Commercial                      Midland Loan                    September 27, 2013-
Receiving Corporation            Mortgage Pass-Through                          Services, a division of         December 31, 2013
                                 Certificates                                   PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset        COMM 2013-CCRE11 Commercial                    Midland Loan                    October 8, 2013-
Receiving Corporation            Mortgage Pass-Through                          Services, a division of         December 31, 2013
                                 Certificates                                   PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset        COMM 2013-CCRE12 Commercial                    Wells Fargo Bank,               November 7, 2013-
Receiving Corporation            Mortgage Pass-Through                          National Association            December 31, 2013
                                 Certificates

Wells Fargo Commercial           WFRBS Commercial Mortgage                      Wells Fargo Bank,               December 11, 2013-
Mortgage Securities, Inc.        Trust 2013-UBS1, Commercial                    National Association            December 31, 2013
                                 Mortgage Pass-Through
                                 Certificates, Series
                                 2013-UBS1

